EXHIBIT 21

                            REGISTRANT'S SUBSIDIARIES

     The following table sets forth, at March 24, 1997, the Registrant's significant subsidiaries and other associated companies, the jurisdiction of incorporation of each and the percentage of voting securities of each owned by the Registrant. There are no subsidiaries not listed in the table which would, in the aggregate, be considered significant.
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                                                          STATE OF                    PERCENTAGE
ACTIVE SUBSIDIARIES:                                   INCORPORATION                     OWNED
-------------------                                    -------------                  ----------
Gemaire Distributors, Inc.                                Florida                       100%
Heating & Cooling Supply, Inc.                            California                    100%
Comfort Supply, Inc.                                      Delaware                      100%
Central Air Conditioning Distributors, Inc.               North Carolina                100%
Three States Supply Company, Inc.                         Tennessee                     100%
Coastline Distribution, Inc.                              Florida                       100%
A&C Distributors, Inc.                                    Florida                       100%
Serviceman Supplies, Inc.                                 Texas                         100%
Comfort Products Distributing, Inc.                       Florida                       100%
Central Plains Distributing, Inc.                         Florida                       100%
Coastal Supply Company, Inc.                              Georgia                       100%
H.B. Adams Distributors, Inc.                             Florida                       100%
Airite, Inc.                                              Louisiana                     100%
Watsco Components, Inc.                                   Florida                       100%
Rho Sigma, Inc.                                           Florida                       100%
Cam-Stat, Inc.                                            Florida                       100%
P.E./Del Mar, Inc.                                        Florida                       100%
Dunhill Staffing Systems, Inc.                            Delaware                      100%
Dunhill Temporary Systems, Inc.                           New York                      100%
Dunhill Temporary Systems of Indianapolis, Inc.           Indiana                       100%
Dunhill Personnel System of New Jersey, Inc.              New Jersey                    100%
Dunhill Staffing Systems of Milwaukee, Inc.               Wisconsin                     100%

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